Exhibit 10.1

SBA Loan# 91780070 - 03 SBA Loan Name Section 7(a)(36) of the Small Business Act, as amended, for SBA to guarantee 100% of a Paycheck Protection Program (PPP) Date Loan Amount $474,400.00 Interest Rate 1.00% Borrower TECHNICAL COMMUNICATIONS CORPORATION D Operating Company NIA Lender Hometown Bank Page 1 /4 U.S. Small Business Administration NOTE 1. PROMJSE TO PAY: D o l l ar s , In return for the Loan , Borrower promises to pay to the order of Lender the amount of FOUR HUNDRED SEVENTY FOUR THOUSAND FOUR HUNDRED interest on the unpaid principal balance, and all other amounts required by this Note . 2 . DEFINITIONS : "Collateral" means any property taken as security for payment of this Note or any guarantee of this Note. "Deferral Period" means the period beginning on the date of this Note and ending on six months from the date of Note. "Gua rantor " means each person or entity that signs a guarantee of payment of this Note. " Loan" means the loan evidenced by this Note. " Loan Documents" means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral. "Program Rules" means all statutes applicable to the Paycheck Protection Program of the Small Business Act ( 15 U . S . C . † 636 ), as amended by the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P . L . 116 - 136 ), and all regulations, rules and guidance applicable to the Paycheck Protection Program at any time issued by the United States Department of the Treasury or the SBA . "SBA" means the Small Business Administration, an Agency of the United States of America.

3 . PAYMENT TERMS: Borrower must make all payments at the place Lender designates . The payment terms for this Note are: Compliance with Program Rules: This Note and the Loan evidenced hereby is subject to the Program Rules. If the terms of this Note conflict in any way with the Program Rules or fail to include any term required under the Program Rules, this Note shall be deemed automatically amended to eliminate any such conflict and/or to include such te1m . Promptly following request by Lender, Borrower shall execute and deliver to Lender any documentation deemed necessary by Lender to ensure that this Note and the Loan evidenced hereby comply in all respect with the Program Rules. Forgiveness. Borrower may apply to Lender for forgiveness of the amount due on the Loan in an amount equal to the sum of the following costs incurred by Borrower during the 8 - week period beginning on the date of first disbursement of the Loan: Page 2 /4 (a) (b) (c) (d) Payroll costs Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation) Any payment on a covered rent obligation Any covered utility payment The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the CARES ACT . Not more than 25 % of the amount forgiven can be attributable to non - payroll costs . IfBorrower has received an advance under the SBA's Economic Injury Disaster Loan Program, the amount of the advance shall be subtracted from the loan forgiveness amount . Upon application of the Borrower , and provision by Borrower of the documentation required under the Program Rules, Lender will make a determination of the principal and interest amounts to be forgiven . Maturity: Any remaining balance of this Note that Lender determines cannot be forgiven under the Program Rules shall be due and payable in full on the second anniversary of the date of the Note . Interest: Interest on this Note shall begin to accrue on the date hereof at the interest rate set forth above. The interest rate is fixed and will not change during the term of this Note. Interest shall be computed on an actual /365 simple interest basis; that is by multiplying the interest rate by the outstanding principal balance, multiplying the resulting product by the actual number of days the principal balance is outstanding and dividing the resulting product by 365. Deferral Period: No payments will be due during the Deferral Period, provided that interest will continue to accrue during the Deferral Perio d . Such accrued interest shall be paid in 18 consecutive monthly installments along with the principal installments described below . Payment Terms: Borrower shall repay the principal balance of this Note in 18 consecutive equal monthly installments, with the first such installment due on the day immediately following the expiration of the Deferral Period and the remaining payments due on the same day of each month thereafter. Borrower shall pay all accrued interest on each day that a principal installment is due . Lender will apply each installment payment first to pay applicable late charges, then to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal. Payment Schedule: Lender will provide Borrower with a schedule of payments once the amounts to be forgiven have been determined and the principal balance to be repaid becomes known. Prepayment : Borrower may prepay this Note at any time without penalty . Borrower may prepay 20 percent or less of the unpaid principal balance of this Note at any time without notice . If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must : (a) (b) (c) Give Lender prior written notice; Pay all accrued interest; and If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days' interest from the date Lender received the notice, less any interest accrued during the 21 days and paid under clause (b) of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice .

Late Charges : If any payment due on this Note is not paid within fifteen days of its due date, Borrower will pay to Lender a late charge equal to the greater of $ 15 . 00 and 5 % of the late payment . To the extent any late fee otherwise payable under this Note is prohibited or exceeds any limit provided by applicable law, including the Program Rules, such late fee shall be reduced to the maximum amount allowed . Non - Recourse. Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non - payment of the Loan, except to the extent that such shareholder, member or partner uses the Loan proceeds for an unauthorized purpose. Business Day : If any installment of principal and interest is due on a day other than a day on which Lender is open for the conduct of normal banking activities, such installment shall be due on the next day for which Lender is open for the conduct of normal banking activities . Electronic Signatures ; Counterparts . This Note and all documents delivered in connection herewith (including Borrower's application for the Loan) may be executed and/or transmitted electronically or digitally (including, without limitation, via facsimile, electronic mail in . pdf, DocuSign or similar platform) and shall be considered originals and shall have the same legal effect, validity and enforceability as manually - executed paper originals . This Note and all such other documents may be executed in as many counterparts as necessary or convenient, including both paper and electronic or digital counterparts, but all such counterparts are one and the same document . For the avoidance of doubt, the authorization under this paragraph includes, without limitation, use or acceptance by the parties of a manually - executed counterpart which has been converted into electronic form (such as scanned into a . pdf file), or an electronically or digitally signed document converted into another format, for transmission, delivery and/or retention . Upon request from Lender, and to the extent required by the Program Rules, Borrower shall execute and deliver manually - executed originals of this Note and such other documents . Other Debt Owed To Lender : No collateral granted to Lender by Borrower to secure other debt owed to Lender by Borrower shall secure this Note, notwithstanding any cross - collateralization provision or similar provision in the documentation applicable to such other debt . 4. DEFAULT: Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company: A. Fafls to do anything required by this Note and other Loan Documents; B. Defaults on any other loan with Lender; C. Does not preserve, or account to Lender's satisfaction for, any of the Collateral or its proceeds; D. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA; E. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA; F. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower 'sability to pay this Note; G. Fails to pay any taxes when due; H. Becomes the subject of a proceeding under any bankruptcy or insolvency law; I. Has a receiver or liquidator appointed for any part of their business or property; J. Makes an assignment for the benefit of creditors; K. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower 'sability to pay this Note; L. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender 's prior written consent; or Page 3 /4

M . Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note . 5. LENDER'S RIGHTS IF THERE IS A DEFAULT: Without notice or demand and without giving up any of its rights, Lender may: A. Require immediate payment of all amounts owing under this Note; B. Collect all amounts owing from any Bonower or Guarantor; C. File suit and obtain judgment; D. Take possession of any Collateral; or E. Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement. 6. LENDER'S GENERAL POWERS: Without notice and without Borrower's consent, Lender may: A. Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses; B. Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral . Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney 'sfees and costs . If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance ; C. Release anyone obligated to pay this Note; D. Compromise, release, renew, extend or substitute any of the Collateral; and E. Take any action necessary to protect the Collateral or collect amounts owing on this Note. 7. WHEN FEDERAL LAW APPLIES: When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations . Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes . By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax , or liability . As to this Note, Bonower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law . 8. SUCCESSORS AND ASSIGNS: Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns . 9. GENERAL PROVISIONS: A. All individuals and entities signing this Note are jointly and severally liable. B. Borrower waives all suretyship defenses. C. Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender's liens on Collateral. D. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them . P ag e 4 /4

E. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F. If any part of this Note is unenforceable, all other parts remain in effect.

G. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10. STATE-SPECIFIC PROVISIONS: NA

11. BORROWER 'S NAME(S) AND SIGNATURE(S):

By signing this Note, Borrower additionally certifies to Lender that:

A. Borrower has received a copy of the SBA Paycheck Protection Program Authorization;

B. Borrower acknowledges that if Borrower defaults on the Loan, SBA may be required to pay Lender under the SBA guarantee, and SBA may then seek recovery on the Loan (to the extent any balance remains after forgiveness of the loan, as described in Paragraph 3 above);

C. Borrower will keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrower's financial or business condition;

D. Borrower will not, without Lender's consent, change its ownership structure, make any distribution of company assets that would adversely affect its financial condition or transfer (including by pledge) or dispose of any assets, except in the ordinary course of business; and

E. Borrower will use the proceeds of the Loan for the purposes stated in the SBA Paycheck Protection Program Authorization.

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Borrower(s):

By: ______________________

Name:

Page 5/4

Borrower Certifications and Agreements Paycheck Protection Program Loan 1 of3 The undersigned is the duly elected, qualified, and acting Treasurer I CFO TECHNICAL COMMUNICATIONS CORPORATION of ( "Borrower" ). In connectio n with Borrower's submission of an application (the "Application") for a loan (the "Loan") from Hometown Bank ("Lender") under the Paycheck Protection Program ("PPP") of the Small Business Act ( 15 U . S . C . † 636 ), as amended by the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), Borrower hereby certifies, attests, confirms to and agrees with Lender as follows : 1. The Application, the previously provided documentation showing Borrower's calculation of its average monthly payroll costs for purposes of the Application, and each supporting document showing compensation paid to Borrower's employees in 2019 (or other period, if applicable) and provided by or on behalf of Borrower to Lender to support the Application (the "Supporting Documents") is accurate and complete in all material respects and, to the extent previously filed with the United States Internal Revenue Service ("IRS"), is identical in substance to the document filed with the IRS . 2. Borrower will indemnify and hold Lender, and each of its officers, trustees, employees, affiliates or agents (each, an "Indemnified Party"), harmless to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under applicable law related to or arising out of any false statement by Borrower in the Application or any of the Supporting Documents . 3. During 2019 , Borrower did not, and as of the date of the Application Borrower does not, have more than 500 employees (including, for this purpose, the employees of any company that is affiliated with Borrower and which employees must be aggregated with Borrower's employees under the regulations and other guidance promulgated or issued by the Small Business Administration ("SBA") and applicable to the Application) . 4. Borrower acknowledges that it has received a copy of the "Paycheck Protection Program (PPP) Information Sheet : Borrowers" (the "Fact Sheet") issued by the United States Department of the Treasury ("Treasury") and the Interim Final Rule published by the United States Small Business Administration implementing the Paycheck Protection Program (the "Interim Rule") and that Borrower has read and understands the Fact Sheet and the Interim Rule . Borrower further acknowledges that (a) Borrower has the burden to document expenditures made during the eight - week period described in the Fact Sheet (the eight - week period beginning on the date the Lender makes the first disbursement of the Loan to the Borrower) and the Interim Rule that may result in forgiveness of the Loan in whole or in part, (b) not more than 25 percent of the loan forgiveness amount may be attributable to non - payroll costs such as interest on mortgages, rent and utilities ; (c) the amount of the Loan that may be forgiven may be reduced as a result of Borrower's reduction in the number of full - time equivalent employees or in the salaries and wages paid to employees, (d) neither Lender nor any of its officers, trustees, employees, affiliates or agents has provided any assurance to Borrower that all or any portion of the Loan will be forgiven, and (e) any portion of the Loan that is not forgiven shall be due and payable in full on the second anniversary of the date of the Note . Borrower also acknowledges that the PPP is subject to change due to reasons outside Lender's control, including as a result of changes in legislation, regulation or formal or informal guidance from Treasury or the SBA (the "PPP Program Rules"), and such changes may be effective retroactively to apply with respect to the Application and the Loan . Borrower further acknowledges and agrees that Lender shall have no liability to Borrower as a result of any change in the PPP Program Rules . 2 of3 5. Borrower acknowledges receipt of the attached SBA E - Tran Paycheck Protection Program Authorization with respect to the Loan. 6. Borrower acknowledges that if Borrower defaults on the loan, SBA may be required to pay Lender under the guarantee provided by SBA to Lender under the PPP and PPP Program Rules, and SBA may then seek recovery on the Loan (to the extent any balance remains after loan forgiveness) . 7. Borrower agrees with Lender to keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrower's financial or business condition . Without limiting the scope of the preceding sentence, Borrower will provide to Lender, upon Lender's request from time to time during the eight - week Covered Period (as defined below) relevant to loan forgiveness, a schedule in a form reasonably acceptable to Lender showing Borrower's calculation of amounts eligible to be included in the calculation of the "expected forgiveness amount" as that term is used in Section 1106 of the CARES Act . 8. Borrower agrees that not more than fifteen (15) days after the expiration of the Covered Period as defined in Section 1106 of the CARES Act, Borrower will deliver to Lender an accurate and complete application for forgiveness of the Loan in accordance with Section 1106 , which application will show in reasonable detail all of the data relevant to determining the extent to which (if at all) the Loan qualifies for forgiveness under Section 1106 of the CARES Act . 9. Without prior written notification to, and the consent of, Lender, Borrower will not make any changes to its ownership structure, make any distribution of company assets that would adversely affect its financial condition, or transfer , pledge or dispose of any assets, except in the ordinary course of business .

10. Borrower acknowledges and agrees that (a) neither Lender nor any of its officers, directors, trustees, employees, affiliates or agents has provided any financial advice to Borrower or any of its owners, directors, officers or affiliates in connection with the PPP, including the Application and the Loan or whether Borrower can reasonably expect that some or all of the Loan may be forgiven ; (b) neither Lender nor any of its officers, [directors/trustees], employees, affiliates or agents has recommended that the Borrower submit the Application or accept the Loan ; (c) Borrower has calculated without relying on any advice from Lender the amount of Borrower's "average monthly payroll costs" as that term is used in the Application ; (d) Borrower will calculate without relying on any advice from Lender the portion of the Loan that Borrower believes should be forgiven under Section 1106 of the CARES Act and the PPP Program Rules ; (e) interpretation of the PPP Program Rules is not well developed and subsequent guidance from the Treasury or SBA may differ from the generally accepted interpretations of PPP Program Rules as of the time the Application was submitted and the Loan is closed and funded ; and (f) Lender shall have no liability fo Borrower as a result of any miscalculation made by or on behalf of Borrower for PPP purposes, including with respect to the average monthly payroll costs or the amount of the Loan that may be forgiven, arising out of a change in the interpretation of the PPP Program Rules or otherwise . 11. The person whose name is set forth below is a duly elected, qualified, and acting officer of Borrower as of the date hereof and as of the date of the Application, holding the office set forth opposite his/her name, and the signature set forth opposite his/her name is his/her true signature . 3 of3 Signature: ///JAi Dated: ol.J/J , ) o 0 Printed Name: Michael P. Malone Printed Title: Treasurer / CFO Attachments: SBA E - Tran Loan Approval document with respect to Loan